UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2007

INZON CORPORATION
(Exact name of registrant as specified in Charter)

NEVADA	0-17345	20-4494098
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 N.E. First Avenue Delray Beach, Florida 33444	92056
(Address of principal executive offices)	(Zip Code)

(561) 279-8200
Registrant‘s telephone number, including area code:

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On August 3, 2007, the Registrant and its wholly-owned subsidiary, InZon Holdco, Inc. (“InZon Sub”), a Nevada corporation, entered into a Plan and Agreement of Reorganization (the “Agreement”) with Mr. Lino G. Morris (“VCI Stockholder”), the sole shareholder of Vericash (“Vericash”), a Florida corporation.  Pursuant to the terms of the Agreement, Vericash was merged with and into InZon Sub, the Registrant issued 1,500,000 restricted shares of its common stock, par value $0.001 per share (the “InZon Common Stock”) to the VCI Stockholder, and InZon Sub changed its name to “Vericash Ltd.”

The issuance of the shares of InZon Common Stock to the VCI Stockholder under the Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan and Agreement of Reorganization, which is attached hereto as Exhibit 2.1 and incorporated by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated hereby by reference. The merger transaction (the “Vericash Merger”) which is the subject of the Agreement was consummated on August 17, 2007.

The Vericash Merger did not result in a change of control of the Registrant.

The Registrant intends to carry on and expand the business of Vericash.

The Vericash Merger will be accounted for under the purchase method, with the survivor of the Merger being a consolidated subsidiary of the Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the Vericash Merger, the Registrant issued 1,500,000 shares of InZon Common Stock to the VCI Stockholder. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.

The Registrant has also issued the following restricted shares of InZon Common Stock on the dates and for the purposes indicated:

On July 27, 2007, the Registrant issued 250,000, 2,000,000, 270,000, and 270,000, respectively, of restricted shares of the Registrant’s common stock to four consultants for past services, for a total of 2,790,000 such shares issued for services;

On July 27, 2007, the Registrant issued 6,077,555 and 1,300,000, respectively, of restricted shares of the Registrant’s common stock to two current officers and directors and on August 15, 2007, the Registrant issued 1,000,000 restricted shares of the Registrant’s common stock to one director, as part of a management retention plan approved by the Compensation Committee of the Board of Directors of the Registrant, for a total of 8,377,555 such shares issued to current officers and directors of the Registrant under the approved management retention plan; and

On July 27, 2007, the Registrant issued 100,000 and 100,000, respectively, of restricted shares of the Registrant’s common stock to two current employees of the Registrant as part of a management retention plan approved by the Compensation Committee of the Board of Directors of the Registrant, for a total of 200,000 such shares issued to current employees of the Registrant under the approved management retention plan.

Prior to the Vericash Merger and the share transactions described above, the Registrant had 37,846,150 common shares issued and outstanding.  After giving effect to the Vericash Merger and the share transactions described above, the Registrant had 50,713,705 common shares issued and outstanding.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2007, Lino G. Morris was appointed to serve as a Vice President of the Registrant, as President and Chief Executive Officer of InZon Communications, Inc., a wholly-owned subsidiary of the Registrant, and as Director of the Registrant’s Telecom Division. Mr. Morris’ duties include strategic planning, product development, and marketing and sales for the Registrant’s Telecom Division.

The employment of Mr. James B. Smith as Chief Operating Officer of the Registrant was terminated effective as of October 1, 2006, at which time his prior Employment Agreement with the Registrant was also cancelled for cause.  Mr. Smith had served in such position for two (2) years.

Item 8.01

Other Events

(a) The Registrant has trademarked the brand “WorldHub Exchange” for use in the Registrant’s Telecom Division.

(b) Effective June 25, 2007, Messrs. David F. Levy and Richard G. Dea, directors and officers of the Registrant, agreed to cancel their employment agreements with the Registrant and to waive all of their rights to compensation for prior periods under such agreements. A similar compensation waiver with the same effective date was obtained from a consultant for the Company.

Item 9.01

Financial Statements and Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Reorganization, dated August 1, 2007, by and among InZon Corporation, InZon Holdco, Inc., and Lino G. Morris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

Dated: August 20, 2007	By:	/s/ David F. Levy
David F. Levy
President and C.E.O.

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Reorganization, dated August 1, 2007, by and among InZon Corporation, InZon Holdco, Inc., and Lino G. Morris.